DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of May 16, 2011, between Clark Fork Trust (“Fund”), a Delaware statutory trust, and Pinnacle Investments, LLC (“Distributor”), a New York limited liability company

WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company, and has registered one or more distinct series of shares of beneficial interest (“Shares”) for sale to the public under the Securities Act of 1933, as amended (“1933”), and has qualified its shares for sale to the public under various state securities laws; and

WHEREAS the Fund desires to retain Distributor as principal underwriter in connection with the offering and sale of the Shares of each series listed on Schedule A (as amended from time to time) to this Agreement; and

WHEREAS this Agreement has been approved by a vote of the Fund’s board of trustees or directors (“Board”) and its disinterested trustees in conformity with Section 15(c) under the 1940 Act; and

WHEREAS Distributor is willing to act as principal underwriter for the Fund on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows;

1.

Appointment. The Fund hereby appoints Distributor as its agent to be the principal underwriter so as to hold itself out as available to receive and accept orders for the purchase and redemption of the Shares on behalf of the Fund, subject to the terms and for the period set forth in this Agreement.  Distributor hereby accepts such appointment and agrees to act hereunder. The Fund understands that any solicitation activities conducted on behalf of the Fund will be conducted primarily, if not exclusively, by employees of the Fund’s sponsor who shall become registered representatives of Distributor.

2.

Services and Duties of Distributor.

a.

Distributor agrees to sell Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Fund and upon the terms described in the Registration Statement. As used in this Agreement, the term “Registration Statement” shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the 1933 Act and the 1940 Act.

b.

Distributor will hold itself available to receive purchase and redemption orders satisfactory to Distributor for Shares and will accept such orders on behalf of the Fund. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

c.

Distributor, with the operational assistance of the Fund’s transfer agent, shall make Shares available through the National Securities Clearing Corporation’s Fund/SERV System.

d.

Distributor shall provide to investors and potential investors only such information regarding the Fund as the Fund shall provide or approve. Distributor shall review and file all proposed advertisements and sales literature with appropriate regulators and consults with the Fund regarding any comments provided by regulators with respect to such materials.

e.

The offering price of the Shares shall be the price determined in accordance with, and in the manner set forth in, the most current Prospectus. The Fund or its transfer agent shall make available to Distributor a statement of each computation of net asset value and the details of entering into such computation.

f.

Distributor at its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by Distributor shall be at the price determined in accordance with, and in the manner set forth in, the most-current Prospectus. At the end of each business day, Distributor shall notify, by any appropriate means, the Fund and its transfer agent of the orders for repurchase of Shares received by Distributor since the last report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchases. The Fund reserves the right to suspend such repurchase right upon written notice to Distributor.  Distributor further agrees to act as agent for the Fund to receive and transmit promptly to the Fund’s transfer agent shareholder requests for redemption of Shares.

g.

Distributor shall not be obligated to sell any certain number of shares.

h.

Distributor shall prepare reports for the Fund’s board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

i.

In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including without limitation, the 1940 Act, all application rules and regulations promulgated by the SEC thereunder, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

j.

Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstances of any kind, the Fund’s officers may upon reasonable notice instruct Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

1.

Duties of the Fund.

a.

The Fund shall keep Distributor fully informed of its affairs that impact this Agreement and shall provide to Distributor from time to time copies of all information, financial statements, and other papers that Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies if the most current Prospectus, Statement of Additional Information (“SAI”), and annual and interim reports as Distributor may request, and the Fund shall fully cooperate in the efforts of Distributor to sell and arrange for the sale of Shares.

b.

The Fund shall maintain a currently effective Registration Statement on Form N-1A with the Securities and Exchange Commission (the “SEC”), maintain qualification with applicable states and file such reports and other documents as may be required under applicable federal and state laws. The Fund shall notify Distributor in writing of the states in which the Shares may be sold and shall notify Distributor in writing of any changes to such information. The Fund shall bear all expenses related to preparing and typesetting such Prospectuses, SAI and other materials required by law and such other expenses, including printing and mailing expenses, related to the Fund’s communication with persons who are shareholders.

c.

The Fund shall not use any advertisements or other sales materials that have not been (i) submitted to Distributor for its review and approval, and (ii) filed with the appropriate regulators.

d.

The Fund represents and warrants that its Registration Statement and any advertisements and sales literature (excluding statements relating to Distributor and the services it provides that are based upon written information furnished by Distributor expressly for inclusion therein) of the Fund shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to Distributor, pursuant to Section 3 hereof, shall be true and correct in all material respects.

1.

Other Broker-Dealers. Distributor in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as reasonably requested by the Fund. In making agreements with such dealers, Distributor shall act only as principal and not as agent for the Fund. The form of any such dealer agreement shall be mutually agreed upon and approved by the Fund and Distributor.

2.

Withdrawal of Offering. The Fund reserves the right at any time to withdraw all offerings of any or all Shares by written notice to Distributor at its principal office.  No Shares shall be offered by either Distributor or the Fund under any provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC.

3.

Services Not Exclusive. The services furnished by Distributor hereunder are not to be deemed exclusive and Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.  The Fund reserves the right to (i) sell Shares to investors on applications received and accepted by the Fund; (ii) issue Shares in connection with a merger, consolidation or recapitalization of the Fund; or (iii) issue additional Shares to shareholders.

4.

Expenses of the Fund. The Fund shall bear all costs and expenses of registering the Shares with the SEC and state and other regulatory bodies, and shall assume expenses related to communications with shareholders of the Fund including, but not limited to, (i)fees and disbursements of its counsel and independent public accountant;(ii) the preparation and mailing of annual and interim reports, Prospectuses, SAIs, and proxy materials to shareholders; (iii) such other expenses related to the communications with persons who are shareholders of the Fund; and (iv) the qualifications of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Fund, and the costs and expenses payable to each such jurisdiction for continuing qualification therein. In addition, the Fund shall bear all costs of preparing, printing, mailing and filing any advertisements and sales literature. Distributor does not assume responsibility for any expenses not assumed hereunder.

5.

Compensation. As compensation for the services performed and the expenses assumed by Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, the Fund, to the extent a particular series of the Fund (as such series are listed in Schedule A), is authorized to pay pursuant to a plan of distribution adopted under Rule 12b-1 (a “Rule 12b-1 Plan”) under the 1940 Act, shall pay Distributor such fee payable under such Rule 12b-1 Plan.  Distributor shall, as appropriate, pay out the fees it receives pursuant to a Rule 12b-1 Plan to financial intermediaries responsible for selling the shares of the class of the Fund having the Rule 12b-1 Plan.  In addition, the investment adviser to the series within the Fund will pay the annual retainer fee of Distributor set forth in Schedule B hereunder out of its own resources and any expenses not otherwise covered by the annual retainer and/or fee payable pursuant to a Rule 12b-1 Plan.

6.

Share Certificates. The Fund shall not issue certificates representing Shares unless requested to do so by a shareholder. If such request is transmitted through Distributor, the Fund will cause certificates evidencing the Shares owned to be issued in such names and denominations as Distributor shall from time to time direct.

7.

Status of Distributor. Distributor is an independent contractor and shall be agent of the Fund only with respect to the sale and redemption of Shares.

8.

Indemnification.

a.

The Fund agrees to indemnify, defend and hold Distributor, its officers and directors and any person who controls Distributor within the meaning of Section 15 of the Securities Act of 1933, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers and directors or any such controlling person may incur under the Securities Act of 1933, or under the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Fund’s Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading; providing, however, that this indemnity, to the extent that it might require indemnity of any person who is an officer or director or controlling person of Distributor and who is also a director or officer of the Fund, shall not inure to the benefit of such officer or director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the Securities Act of 1933; and further provided, that in no event shall anything herein contained be so construed as to protect Distributor (or its officers and directors or any controlling persons) against any liability to the Fund or its shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. The Fund's agreement to indemnify Distributor, it officers and directors and any such controlling person as aforesaid is expressly conditioned upon its being notified of any action brought against Distributor, its officers and directors or any such controlling person, such notification to be given by letter or telegram addressed to the Fund at its principal office in Missoula, Montana, and sent to it by the person against whom such action is brought, within ten (10) days after the summons or other legal process shall have been served. The failure to so notify the Fund of any such action shall not relieve it from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity contained in this paragraph. The Fund will be entitled, at its election, to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by Distributor. In the event the Fund does elect to assume the defense of any such suit and retain counsel of good standing  approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case Distributor does not approve of counsel chosen by the Fund, the Fund will reimburse Distributor, its officers and directors, or the controlling person named as defendant or defendants in such suit, for reasonable fees and expenses of any counsel retained by distributor or them. This indemnity will inure exclusively to Distributor's benefit, to the benefit of its successors, to the benefit of its officers and trustees and their respective estates, and to the benefit of any controlling person and its successors. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers or trustees in connection with the issue and sale of any of its Shares.

b.

Distributor agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or trustees, or any such controlling person may incur under the Securities Act of 1933 or under the common law or otherwise: but only to the extent that such liability or expense incurred by the Fund, its officers or trustees, or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by Distributor to the Fund for use in the Fund's Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading.  Distributor's agreement to indemnify the Fund, its officers and trustees, and any such controlling person is expressly conditioned upon its being notified of any action brought against the Fund, its officers and trustees and any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Syracuse, New York, and sent to it by the person against whom such action is brought, with ten (10) days after the summons or other first legal process shall have been served. Distributor shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event Distributor or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Fund, it officers or trustees, or to such controlling person by reason of any such untrue statement or omission on Distributor's part otherwise than on account of its indemnity contained in the paragraph.

9.

Duration and Termination.

a.

This Agreement shall become effective on the date first written above or such later date as indicated in Schedule A and, unless sooner terminated by as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Fund’s Board who are neither interested persons (as defined in the 1940 Act) of the Fund (“Independent trustees”) or Distributor, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

b.

Notwithstanding the foregoing, this Agreement may be terminated in its entirety at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent trustees/directors, or by vote of a majority of the outstanding voting securities of the Fund on sixty days’ written notice to Distributor, or by Distributor at any time, without the payment of any penalty, on sixty days written notice by Distributor to the Fund. This Agreement will automatically terminate in the event of its assignment.

10.

Privacy.  Nonpublic personal financial information relating to consumers or customers of the Fund provided by, or at the direction of, the Fund to Distributor, or collected or retained by Distributor to perform its duties as distributor, shall be considered confidential information.  Distributor shall not disclose or otherwise use any nonpublic personal financial information relating  to  present  or  former shareholders of the Fund other than for the purposes for which that information was disclosed to Distributor, including use under an exception in Rules 13, 14 or 15 of the Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes.   Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Fund.  The Fund represents to Distributor that it has adopted a statement  of its  privacy  policies  and  practices  as required by  Securities  and Exchange  Commission  Regulation  S-P and agrees to provide Distributor with a copy of that statement annually.

11.

Anti-Money Laundering Compliance.  Each of Distributor and the Fund acknowledge that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively,  the "AML Acts"), which require,  among other things, that financial  institutions  adopt  compliance  programs to guard against money laundering.  Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects.

Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by it with any dealer that is authorized to effect transactions in Shares.

Each of Distributor and the Fund agree that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”).  Distributor undertakes that it will grant to the Fund, the Fund’s anti-money laundering  compliance  officer and  regulatory agencies, reasonable access to copies of its AML Operations, books and records pertaining to the Fund only. It is expressly understood and agreed that the Fund and the Fund’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients of Distributor.

12.

Confidentiality.  During the term of this Agreement, Distributor and the Fund may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients.  As used in this Agreement,  "Confidential Information"  means information  belonging to Distributor or the Fund which is of value to such  party  and the  disclosure  of which  could  result  in a competitive  or  other   disadvantage  to  either  party,   including, without limitation,  financial information,  business practices and policies,  know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement.  Confidential Information includes information developed by either party in  the  course  of  engaging  in the activities  provided for in this  Agreement,  unless:  (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information is disclosed  to  the  other  party  by a  third  party  not  under  an  obligation of confidentiality to the party whose Confidential Information is at issue of which the party  receiving the  information  should  reasonably be aware, or (iii) the information  is  independently  developed  by a party  without  reference to the other's Confidential   Information.   Each  party  will  protect  the  other's Confidential  Information  with at least  the same  degree  of care it uses with respect to its own Confidential Information,  and will not use the other party's Confidential   Information other  than  in  connection  with  its  duties  and obligations  hereunder.  Notwithstanding the foregoing, a party may disclose the other's  Confidential  Information  if (i) required by law,  regulation or legal process or if requested by any governmental agency; (ii) it is advised by counsel that it may incur liability for failure to make such  disclosure;  (iii) requested to by the other  party;  provided  that in the event of (i) or (ii) the  disclosing  party shall give the other party  reasonable  prior notice of such  disclosure  to the extent reasonably  practicably and cooperate with the other party (at such other party's expense) in any efforts to prevent such disclosure.

13.

Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. This Agreement may be amended with the approval of the Board or of a majority of the outstanding voting securities of the Fund; provided, that in either case, such amendment also shall be approved by a majority of the Independent trustees.

14.

Limitation of Liability. The Board and shareholders of the Fund shall not be personally liable for obligations of the Fund in connection with this Agreement.

15.

Notices. Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address:  if to the Fund, 218 East Front Street, Suite 205, Missoula, Montana 59802; and if to the Distributor, 507 Plum Street, Suite 120, Syracuse, New York 13204, with a copy to such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

16.

Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested person”, and “assignment” shall have the same meaning as such terms have in the 1940 Act.

17.

Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

ATTEST:

Clark Fork Trust

By:

/s/ Simona Stan

Simona Stan

Title:

Independent Trustee

ATTEST:

Pinnacle Investments, LLC

By:

/s/ Eric D. Krouse

Eric D. Krouse

Title:

Chief Executive Officer

SCHEDULE A

to the

DISTRIBUTION AGREEMENT

between

Clark Fork Trust and Pinnacle Investments, LLC

Pursuant to Section 1 of the Distribution Agreement among Clark Fork Trust (the “Fund”) and Pinnacle Investments, LLC (“Distributor), the Fund hereby appoints Distributor as its agent to be the principal underwriter of the Fund with respect to its following series:

Tarkio Fund

Dated: _________________

A-1

SCHEDULE B

to the

DISTRIBUTION AGREEMENT

between

Clark Fork Trust and Pinnacle Investments, LLC

The service fee schedule for Distribution Fees provided by Pinnacle Investments, LLC (“Distributor”) for the Clark Fork Trust are:

Annual Retainer: $10,000 per year per series of the Trust

All fees are billed and payable on a quarterly basis in arrears.

Dated:_______________

B-1